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                                                                    EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-3 of our report dated October 15, 2001 (November 5, 2001 as to Note 2), appearing in the Current Report on Form 8-K/A of Fisher Scientific International Inc. filed on January 11, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 12, 2002